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                        Bruskin/Goldring Research, Inc.
                              100 Metroplex Drive
                            Edison, New Jersey 08817




                                November 7, 1996



Ms. Linda Duke
Vice President of Operations
InnoPet Brands Corp.
One East Broward Blvd., Suite 1100
Ft. Lauderdale, Florida 33301




Dear Ms. Duke:

         Bruskin/Goldring Research, Inc. hereby consentS to it being referred to in the Registration Statement on Form SB-2 filed by InnoPet Brands Corp.



                                                Very truly yours,


                                                   /s/  Matthew Kirby
                                                -------------------------------
                                                Name:  Matthew Kirby
                                                Title: Chief Financial Officer